UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2022

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100
Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $5.1875	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 4, 2022, AppTech Payments Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement, relating to the Company’s underwritten public offering (the “Offering”) of units (the “Units”). Each Unit consists of one share common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”). Pursuant to the Underwriting Agreement, the Company agreed to sell 3,614,458 Units at public offering price of $4.15 per share (the “Offering Price”), and granted the Underwriter a 45-day over-allotment option to purchase up to 542,168 additional shares of Common Stock and 542,168 additional Warrants, equivalent to 15% of the shares of Common Stock and Warrants sold in the Offering (the “Option”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-253160) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. In exchange for the underwriters’ services, the Company agreed to sell the Units to the underwriters at a purchase price of $4.15 per Unit.

The Offering closed on January 7, 2022, and the Company sold 3,614,458 shares of Common Stock and 4,156,626 Warrants to the underwriters for total gross proceeds of $15.0 million, which includes 542,168 Warrants sold upon the partial exercise of the Option. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $13.3 million.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Agency Agreement

On January 7, 2022, the Company also entered into a Warrant Agency Agreement with Transfer Online, Inc. (“Warrant Agency Agreement”), pursuant to which Transfer Online, Inc. agreed to act as transfer agent with respect to the Warrants. The foregoing summary of the Warrant Agency Agreement is qualified in its entirety by reference to the full text of the form of Warrant Agency Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 4, 2022 and January 7, 2022, the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 4, 2022, between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein
10.1	Warrant Agency Agreement, dated as of January 7, 2022, between the Company and Transfer Online, Inc.
99.1	Press release dated January 4, 2022
99.2	Press release dated January 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: January 10, 2022	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer